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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 PARTNERRE LTD.
             (Exact name of registrant as specified in its charter)

                 Bermuda                               Not Applicable
(State of incorporation or organization)     (IRS Employer Identification No.)

            Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda HM 08
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class           Name of each exchange on which each class
         to be so registered                       is to be registered
-------------------------------------- -----------------------------------------
    PEPS (Premium Equity Participating          New York Stock Exchange
            Security) Units

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-70810 and 333-72246

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
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     The description of the securities to be registered hereunder is incorporated herein by reference to (1) the sections entitled "Description of Our Capital Shares" and "Description of the Share Purchase Contracts and the Share Purchase Units" contained in Prospectus (the "Prospectus") portion of the Registration Statement on Form S-3 (File No. 333-72246) filed by the Registrant, PartnerRe Capital Trust I and PartnerRe Finance I Inc. under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by Securities and Exchange Commission (the "Commission") on November 1, 2001, and any subsequent amendments thereto (the "November 1, 2001 Registration Statement") and (2) the sections entitled "Description of the PEPS Units," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contracts, Purchase Contract Agreement and the Pledge Agreement" and "Description of the Series B Preferred Shares" in the PEPS Units Prospectus Supplement dated November 13, 2001 filed with the Commission pursuant to Rule 424(b) under the Securities Act and supplementing the Prospectus. A description of the PEPS Units will also be included in a form of prospectus supplement to be subsequently filed by PartnerRe Ltd. pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits
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     1. Form of Remarketing Agreement relating to the PEPS Units (incorporated herein by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     2. Form of Pledge Agreement relating to the PEPS Units (incorporated herein by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     3. Form of Purchase Contract Agreement (incorporated herein by reference to
        Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     4. Amended Memorandum of Association of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).

     5. Amended and Restated Bye-Laws of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).


     6. Form of Certificate of Designation, Preferences and Rights of __% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).


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     7. Specimen of Unit Certificate for the PEPS Units (incorporated herein by reference to Exhibit A to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     8. Specimen Common Share Certificate (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 26, 1997).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PARTNERRE LTD.
(Registrant)

Date: November 14, 2001



By: /s/ Albert Benchimol
    -----------------------------------
    Name:  Albert Benchimol
    Title: Executive Vice President and
           Chief Financial Officer


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                                 PARTNERRE LTD.

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM 8-A

     1. Form of Remarketing Agreement relating to the PEPS Units (incorporated herein by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     2. Form of Pledge Agreement relating to the PEPS Units (incorporated herein by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     3. Form of Purchase Contract Agreement (incorporated herein by reference to
        Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     4. Amended Memorandum of Association of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).

     5. Amended and Restated Bye-Laws of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).

     6. Form of Certificate of Designation, Preferences and Rights of __% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     7. Specimen of Unit Certificate for the PEPS Units (incorporated herein by reference to Exhibit A to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2001).

     8. Specimen Common Share Certificate (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 26, 1997).

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